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                             DISTRIBUTION AGREEMENT

     AGREEMENT made this ______ day of __________________, 1994, between and among Minnesota Mutual Group Variable Annuity Account (the "Separate Account"), a registered separate account of The Minnesota Mutual Life Insurance Company, a Minnesota corporation ("Minnesota Mutual"), and MIMLIC Sales Corporation, a Minnesota corporation ("Distributor").

                                   WITNESSETH:

     WHEREAS, Minnesota Mutual established the Separate Account, a separate account of Minnesota Mutual; and

     WHEREAS, the Separate Account offers for sale certain group variable annuity contracts (the "contracts") which are deemed to be securities under the Securities Act of 1933 ("1933 Act") and the laws of some states; and

     WHEREAS, the Distributor, a wholly-owned subsidiary of Minnesota Mutual, is registered as a broker-dealer with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934 ("1934 Act") and is a member of the National Association of Securities Dealers, Inc. ("NASD"); and

     WHEREAS, the parties desire to have the Distributor act as principal underwriter of the contracts and assume full responsibility for the securities activities of each "person associated" (as that term is defined in Section 3(a)
(18) of the 1934 Act) with the Distributor and engaged directly or indirectly in the sale of the contracts (the "associated persons"); and

     WHEREAS, the parties desire to have Minnesota Mutual perform certain services in connection with the sale of the contracts;

     NOW THEREFORE, in consideration of the covenants and mutual promises of the parties made to each other, it is hereby covenanted and agreed as follows:

     1. The Distributor will act as the exclusive principal underwriter of the contracts and as such will assume full responsibility for the securities activities of all the associated persons. The Distributor will train the associated persons, use its best efforts to prepare them to complete satisfactorily the applicable NASD and state examinations so that they may be qualified, register the associated persons as its registered representatives before they engage in securities activities, and supervise and control them in the performance of such activities. Unless otherwise permitted by applicable state law, all persons engaged in the sale of the contracts must also be agents of Minnesota Mutual.

     2. The Distributor will assume full responsibility for the continued compliance by itself and the associated persons with the NASD Rules of Fair Practice and Federal and state laws, to the extent applicable, in connection with the sale of the contracts. The Distributor will make timely filings with the SEC, NASD, and any other regulatory authorities of all reports and any

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sales literature relating to the contracts required by law to be filed by the
Distributor. Minnesota Mutual will make available to the Distributor copies of any agreements or plans intended for use in connection with the sale of contracts in sufficient number and in adequate time for clearance by the appropriate regulatory authorities before they are used, and it is agreed that the parties will use their best efforts to obtain such clearance as expeditiously as is reasonably possible.

     3. With the consent of Minnesota Mutual, the Distributor may enter into agreements with other broker-dealers duly licensed under applicable Federal and state laws for the sale and distribution of the contracts and may perform such duties as may be provided for in such agreements.

     4. Minnesota Mutual, with respect of the contracts, will prepare and file all registration statements and prospectuses (including amendments) and all reports required by law to be filed with Federal and state regulatory authorities. Minnesota Mutual will bear the cost of printing and mailing all notices, proxies, proxy statements, and periodic reports that are to be transmitted to persons having voting rights under the contracts. Minnesota Mutual will make prompt and reasonable efforts to effect and keep in effect, at its expense, the registration or qualification of its contracts in such jurisdictions as may be required by Federal and state regulatory authorities.

     5. Minnesota Mutual will (a) maintain and preserve in accordance with Rules 17a-3 and 17a-4 under the 1934 Act all books and records required to be maintained by it in connection with the offer and sale of the contracts, which books and records shall be and remain the property of the Distributor and shall at all times be subject to inspection by the SEC in accordance with Section 17(a) of the 1934 Act and by all other regulatory bodies having jurisdiction, and (b) upon or prior to completion of each "transaction" as that term is used in Rule 10b-10 of the 1934 Act, send a written confirmation for each such transaction reflecting the facts of the transaction and showing that it is being sent by Minnesota Mutual acting in the capacity of agent for the Distributor.

     6. All purchase payments and any other monies payable upon the sale, distribution, renewal or other transaction involving the contracts shall be paid or remitted directly to, and all checks shall be drawn to the order of, Minnesota Mutual, and the Distributor shall not have or be deemed to have any interest in such payments or monies. All such payments and monies received by the Distributor shall be remitted daily by the Distributor to Minnesota Mutual for allocation to the Account in accordance with the contracts and any prospectus with respect to the contracts.

     7. Minnesota Mutual will, in connection with the sale of the contracts, pay on behalf of the Distributor all amounts (including sales commissions due to the sale representatives of the Distributor or to broker-dealers who have entered into sales agreements with the Distributor. The records in respect of such payments shall be properly reflected on the books and records maintained by Minnesota Mutual.

     8. As compensation for the Distributor's assuming the expenses and performing the services to be assumed and performed by it pursuant to this Agreement, the Distributor shall receive from Minnesota Mutual the following amounts:


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     (a)  Upon receipt of proper evidence of expenditures, an amount sufficient to reimburse the Distributor for its expenses incurred in carrying out the terms of this Agreement, and

     (b) such other amounts as may from time to time be agreed upon by the Distributor and Minnesota Mutual .

     9. As compensation for its services performed and expenses incurred under this Agreement, Minnesota Mutual will receive all amounts deducted as administrative, sales, mortality and expense risk charges under the contracts, as specified in the contracts and in the prospectus or prospectuses forming a part of any registration statement with respect to the contracts filed with the SEC under the 1933 Act. It is understood that Minnesota Mutual assumes the risk that the above compensation for its services under the contracts may not prove sufficient to cover its actual expenses in connection therewith and that its compensation for assuming such risk shall be included in and limited to the foregoing charges described in said prospectus(es).

     10. Minnesota Mutual will, except as otherwise provided in this Agreement, bear the cost of all administrative services and expenses of the Separate Account, including but not limited to such expenses as salaries, rent, postage, telephone, travel, legal, actuarial and auditing fees, office equipment and stationary, legal services and expenses, registration, filing and other fees, in connection with (a) registering and qualifying the contracts and (to the extent requested by the Distributor) the associated persons with Federal and state regulatory authorities and the NASD and (b) printing and distributing all contracts and all registration statements and prospectuses (including amendments), notices, periodic reports, sales literature and advertising prepared, filed or distributed with respect to the contracts.

     11. Each party hereto shall advise the others promptly of (a) any action of the SEC or any authorities of any state of territory, of which it has knowledge, affecting registration or qualification of the contracts, or the right to offer the contracts for sale, and (b) the happening of any event which makes untrue any statement, or which requires the making of any change, in the registration statement or prospectus in order to make the statements therein not misleading.

     12. The services of the Distributor and Minnesota Mutual under this Agreement are not deemed to be exclusive and the Distributor and Minnesota Mutual shall be free to render similar services to others, including, without implied limitation, such other separate accounts as are not or hereafter established by Minnesota Mutual, so long as the services of the Distributor and Minnesota Mutual hereunder are not impaired or interfered with thereby.

     13. This Agreement shall upon execution become effective as of the date first above written, and shall continue in effect indefinitely unless terminated by either party on 60 days' written notice to the other.


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     14.  This Agreement shall automatically terminate in the event of its assignment, as that term is defined in the Investment Company Act of 1940, as amended, unless an appropriate exemptive order is issued by the SEC with respect to such assignment.

     15. This Agreement shall be and is subject to the provisions of the Investment Company Act of 1940, as amended, and the Rules and Regulations thereunder.

     16. This Agreement may be amended at any time by mutual consent of the parties.

     17. This Agreement shall be governed by and construed in accordance with the law of Minnesota.


Witness:                                By:
        ---------------------------        -------------------------------------
                Secretary                     Chairman of the Board and Chief
                                                      Executive Officer


                                        MINNESOTA MUTUAL GROUP VARIABLE
                                                ANNUITY ACCOUNT

                                             The Minnesota Mutual Life
                                                 Insurance Company
Witness:                                By:
        ---------------------------        -------------------------------------
                Secretary


                                        MIMLIC SALES CORPORATION


Witness:                                By:
        ---------------------------        -------------------------------------
              Vice President                              President


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